                                                                      EXHIBIT 24

                            Limited Power of Attorney

        The undersigned hereby constitutes and appoints each of Richard X.
Fischer and Kristin L. Kruska, signing singly, as the undersigned's true and lawful attorney-in-fact to:

        1.      execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of
                1934, as amended (the "Exchange Act"), and the rules thereunder;
                and

        2.      do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange
                Commission ("SEC") and any other authority.

        The powers granted above may be exercised by each such attorney-in-fact acting alone. The undersigned acknowledges that by executing this limited power of attorney, he or she is not relieved of his or her responsibilities to comply with Section 16 of the Exchange Act.

        This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which the undersigned shall cease to be subject to Section 16 of the Exchange Act and the rules thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on this 24th day of February, 2007.

                                        /s/ Samuel K. Skinner
                                        ------------------------------
                                        Samuel K. Skinner